                                                                   EXHIBIT 10.08

                                     LEASE
                                     -----

     THIS LEASE, made this 4th day of May, 1993, between TECHNOLOGY PARK/ATLANTA, INC., a Georgia corporation having an office at 40 Technology Parkway, Suite 300, Norcross, Georgia 30092 (herein called "Lessor"), and FIREARMS TRAINING SYSTEMS, INC., a Delaware corporation having an office at 110 Technology Parkway, Norcross, Georgia 30092 (herein called "Lessee");


                          W I T N E S S E T H:  That,
                          --------------------  ----


     WHEREAS, Lessor is the owner of that certain tract of land containing approximately 7.5 acres and described on Exhibit "A", attached hereto and by
                                         -----------
this reference incorporated herein and made a part hereof (herein called the "Land") on which Lessor proposes to construct a building as hereinafter provided (herein called the "Building"); and

     WHEREAS, Lessee wishes to lease from Lessor the Building and that portion of the Land on which the Building is situated (herein, together with all easements benefitting the Land which arise under the Protective Covenants [as hereinafter defined], collectively called the "Premises") and Lessor wishes to lease to Lessee the Premises, on the terms and conditions hereinafter provided;

     NOW, THEREFORE, in consideration of the payment of the rent and the keeping and performance of the covenants and agreements by Lessee as hereinafter set forth, Lessor does hereby lease to Lessee, and Lessee does hereby lease from Lessor, the Premises. Lessee hereby acknowledges that except as expressly provided herein Lessor has not made any representation or warranty as to the suitability of the Premises for the conduct of Lessee's business. No easement for light or air is included in the Premises.

     FOR AND IN CONSIDERATION of the leasing of the Premises as aforesaid, the parties hereby covenant and agree as follows:

     1.  TERM.  The term of this Lease (as the same may be extended as
         ----
hereinafter provided is herein called the "Lease Term") shall commence on the date (herein called the "Commencement Date") on which the Building is "substantially complete" (as hereinafter defined) and unless sooner terminated pursuant to the provisions hereof shall terminate at 11:59 p.m. on the date next preceding the date that is ten and one-half (10 1/2) years after the Commencement Date (herein called the "Expiration Date"). Notwithstanding anything contained in this Lease to the contrary, Lessee's obligations under this Lease with respect to the Premises shall not commence until the Commencement Date, except that prior to the Commencement Date Lessee does have certain obligations with respect to the construction of the Premises as set forth more specifically in Section 40 hereof. After the Commencement Date, and on the request of either Lessor or Lessee, Lessor and Lessee shall execute a written agreement setting forth the Commencement Date, the rate of Annual Base Rental for each Rental Lease Year of the Lease Term, the First Rental Payment Date and the Expiration Date.

     2.  RENT.
         ----

     2.1 The annual base rental (herein called "Annual Base Rental") for the Premises shall be as follows for each respective Rental Lease Year (as hereinafter defined), shall be based on 86,052 rentable square feet as shown in the Plans (as hereinafter defined), shall be subject to adjustment in accordance with Section 40 hereof and shall be payable in equal monthly installments (herein called "Base Rent") payable in advance on the first day of each and every calendar month during the Lease Term commencing on the First Rental Payment Date (as hereinafter defined):

     Rental Lease Year 1    $4.97 per rentable square foot Annual Base Rental of
                            $427,678.44 Base Rent per month of  $35,639.87

     Rental Lease Year 2    $5.02 per rentable square foot Annual Base Rental of
                            $431,981.04 Base Rent per month of $35,998.42

     Rental Lease Year 3   $5.06 per rentable square foot Annual Base Rental of
                           $435,423.12 Base Rent per month of $36,285.26

     Rental Lease Year 4   $5.11 per rentable square foot Annual Base Rental of
                           $439,725.72 Base Rent per month of $36,643.81

     Rental Lease Year 5   $5.16 per rentable square foot Annual Base Rental of
                           $444,028.32 Base Rent per month of $37,002.36

     Rental Lease Year 6   $5.22 per rentable square foot Annual Base Rental of
                           $449,191.44 Base Rent per month of $37,432.62

     Rental Lease Year 7   $5.28 per rentable square foot Annual Base Rental of
                           $454,354.56 Base Rent per month of $37,862.88

     Rental Lease Year 8   $5.33 per rentable square foot Annual Base Rental of
                           $458,657.16 Base Rent per month of $38,221.43

     Rental Lease Year 9   $5.48 per rentable square foot Annual Base Rental of
                           $471,564.96 Base Rent per month of $39,297.08

     Rental Lease Year 10  $5.53 per rentable square foot Annual Base Rental of
                           $475,867.56 Base Rent per month of $39,655.63

As used in this Section 2.1, the term "Rental Lease Year" shall mean a period of time, and the first Rental Lease Year shall commence on the date that is six (6) months after the Commencement Date (the "First Rental Payment Date") and shall end on the last day of the calendar month preceding the calendar month in which the first anniversary of the First Rental Payment Date occurs. Each succeeding Rental Lease Year shall commence on the day immediately following the last day of the immediately preceding Rental Lease Year and shall end on the day that is the anniversary of the date on which the previous Rental Lease Year ended. For the avoidance of doubt, Lessee shall not be obligated to pay Annual Base Rental or Base Rent for the six (6) month period from the Commencement Date until the First Rental Payment Date, but shall pay all other costs associated with the Premises from and after the Commencement Date. Base Rent shall be prorated at the rate of 1/30th of the Base Rent for any partial month. Upon "substantial completion" of the Premises, Lessor shall provide Lessee with a calculation of the rentable square feet in the Premises, certified by the Lessor's architect. If such calculation shows a different number of rentable square feet in the Premises than 86,052, the Annual Base Rental and Base Rent shall be adjusted to reflect the actual number of rentable square feet in the Premises.

     3.  [RESERVED.]

     4.  USE; OPERATION.
         --------------

     4.1 Lessee shall use the Premises only for office, training, service, research, production and distribution purposes (herein called the "Allowed Uses") and not in violation of the Protective Covenants (as hereinafter defined), and for no other purpose without the prior written consent of Lessor. Lessee shall operate its business in the Premises during the entire Lease Term and in a reputable manner in compliance with all applicable laws, ordinances, regulations, covenants, restrictions, and other matters shown on the public records, now in force or hereafter enacted. Lessee will not permit, create, or maintain any disorderly conduct, trespass, noise, or nuisance whatsoever about the Premises which has a tendency to annoy or disturb any persons occupying adjacent premises.

     4.2 Lessor represents and warrants to Lessee that as of the date hereof, the Land is zoned M-1 under the Zoning Ordinance of Forsyth County, Georgia, and that such zoning classification as well as the Protective Covenants permit the Allowed Uses in the Premises.

     4.3 Lessee shall not make or permit any odor that is objectionable to the public, to emanate from the Premises, and shall not create, permit, or maintain a nuisance thereon, and shall not do any act tending to injure the reputation of the Building.

     4.4 Lessee shall cause all loading and unloading of any goods or materials delivered to or sent from the Premises to be done only at the loading dock area of the Building or such other dock area as Lessor may designate. Lessee hereby agrees to remove within five (5) days of receiving notice from Lessor any goods or materials delivered to or sent from the Premises stored on, accumulated on or obstructing the loading dock area, trash bay, sidewalks, driveways, parking areas, or entrances of the Building. Lessee acknowledges that violations of this Section 4.4 shall constitute a material breach of this Lease.

     4.5 Lessee shall not perform or permit any work to be done on the loading dock, sidewalks, driveways, parking areas, or landscaped areas of the Premises without obtaining the prior written consent of Lessor.

     4.6 Lessee shall not use, handle, store, deal in, discharge, or fabricate in violation of any local, state, or federal environmental protection legislation or regulation any environmentally hazardous wastes or materials as the same are now or hereafter may be defined or classified by any local, state, or federal environmental protection legislation or regulation issued pursuant thereto. Lessor hereby warrants and represents to Lessee that to the best of Lessor's knowledge the Premises have not previously been used as a land fill or as a dump for chemical or nuclear waste, garbage or refuse and that to the best of Lessor's knowledge, there has been no release or disposal of hazardous or toxic substances, wastes or materials in, on or under the Premises other than de minimis amounts generally found in similar commercial developments of the same type, size and location as the Premises.

     5.  NET LEASE; AMOUNT DUE.  Except as provided in Section 7 hereof, this
         ---------------------
Lease shall be a completely net lease and Lessee shall pay to Lessor, net throughout the Lease Term, the rent and all other sums, amounts, liabilities, payments due under Section 40.4 hereof, and obligations which Lessee herein assumes or agrees to pay (whether designated Annual Base Rental, Base Rent, additional rent, costs, fees, expenses, damages, losses, or otherwise) (all of which are herein called "Amount Due") as herein provided promptly at the times and in the manner herein specified without deduction, setoff, abatement, counterclaim, or defense. If any Amount Due is not received by Lessor on or before the date on which it is due, as extended for any applicable notice or grace periods, Lessee shall pay Lessor a late charge equal to five percent (5%) of the amount of such past due payment, notwithstanding the date on which such payment is actually paid to Lessor; however, no more than twice during any consecutive twelve (12) calendar month period during the Lease Term, Lessor shall, upon Lessee's request, defer the late charge otherwise due until ten (10) days after Lessor has given Lessee written notice of such non-payment provided that Lessee can demonstrate to Lessor's reasonable satisfaction that extraordinary and unforeseen factors caused such non-payment. If such Amount Due is not paid within thirty (30) days of the date on which it was originally due, as extended for any applicable notice or grace periods, then, in addition to such late charge, Lessee shall pay Lessor interest on such Amount Due from the date on which it was originally due until the date it is actually paid at a rate per annum equal to the lesser of (i) the prime rate of interest announced by Wachovia Bank of Georgia, N.A., or its successors, from time to time for 90-day unsecured loans (herein called the "Prime Rate") plus two percent (2%) or (ii) the maximum rate permitted by applicable law. Any such late charge and interest shall be due and payable at the time of actual payment of the Amount Due. Any Amount Due payable to Lessor by Lessee shall be paid in cash or by check at the office of Lessor, 40 Technology Parkway, Suite 300, Norcross, Georgia 30092, or at such other place or places as Lessor may from time to time designate in writing. Lessor shall not be required to make any payment of any kind whatsoever with respect to the Premises, except as may be expressly set forth herein.

     6.  UTILITIES AND SERVICES.
         ----------------------

     6.1 Lessee shall pay during the Lease Term the costs of all utilities furnished to the Premises, including, without limitation, water, gas (if any), electricity, sewer and refuse disposal. Lessee shall be solely responsible for the payment of all telephone and cable charges, including, without limitation, the cost of installation at the Premises of all telephone and cable equipment which shall be installed at the request of Lessee. The furnishing of and cost of janitorial services for the Premises shall be the sole responsibility of Lessee. Lessor shall cause the lines serving the foregoing utilities to be brought over or under dedicated public rights of way to the property line of the Land or to unencumbered easements on or before the Commencement Date.

     6.2 Lessor shall not be held liable for any damage or injury suffered by Lessee or by any of Lessee's licensees, agents, invitees, customers, servants, employees, contractors or subcontractors (herein collectively called the "Lessee Parties"), resulting directly, indirectly, proximately or remotely from the installation, use or interruption of any utility service to the Premises or the Building, including, without limitation, temporary failure to supply any heating, air conditioning, electrical, water or sewer services, or any of them, and in particular any interruption in service by any cause beyond the immediate control of Lessor unless such damage or injury is caused by the negligence or misconduct of Lessor. No temporary failure to provide services shall relieve Lessee from fulfillment of any covenant of this Lease, including, without limitation, the covenant to pay Annual Base Rental, Base Rent or any other Amount Due in the manner and amounts, and promptly at the times, as herein set forth. Further, the parties acknowledge that the temporary failure to provide such services for any reason shall not render the Premises untenantable.

     7.  MAINTENANCE.
         -----------

     7.1 Lessor shall keep the roof, sidewalls, floor slab (excluding floor covering unless due to Lessor's negligence or a construction defect), paved parking lots on the Land and canopies on the Building in good repair, except as to damage arising from the acts or omissions of Lessee or the Lessee Parties. Except as otherwise provided in this Section 7.1 and Section 40 hereof, Lessor shall not be obligated to maintain or make any repairs or replacements to the Premises or the Building or to landscape and maintain the Land during the Lease Term, and Lessee covenants and agrees to assume all responsibility of repair, maintenance and landscaping of the Premises.

     7.2 Upon the Commencement Date, Lessee shall accept and occupy the Premises for its intended use, subject to minor punchlist items which do not materially interfere with Lessee's use of the Premises in accordance with
Section 4 hereof, and, except as otherwise provided in Section 7.1 hereof, Lessee shall, at its sole cost, risk, expense and liability, keep and maintain the Premises in good order and repair, and in compliance with all applicable governmental codes, ordinances and regulations. Lessee shall also (i) keep all sewer and utility lines of the Building, including, without limitation, all sewer connections, plumbing, heating, ventilating and air conditioning equipment and appliances, wiring and glass, in good order and repair; (ii) provide janitorial services for the Building; (iii) keep the Premises free from all litter, dirt, debris and obstructions and in a clean and sanitary condition; and
(iv) maintain the lawns, landscaping, gardens, sidewalks, driveway and parking lots of the Premises in a clean and orderly manner.

     7.3 On or before the Commencement Date Lessee shall procure and thereafter maintain (i) service contracts reasonably acceptable to Lessor for all heating, ventilation and air conditioning systems in the Building and (ii) landscaping contracts reasonably acceptable to Lessor for proper maintenance and landscaping of the Land. All manufacturer and retailer warranties and guaranties which Lessor receives with respect to heating, ventilation and air conditioning systems in the Premises shall be assigned by Lessor to Lessee; provided, however, that to the extent Lessor corrects any defective work or other condition subject to such warranties or guaranties, Lessor shall be subrogated to Lessee's rights under any such warranties and Lessee shall assist and cooperate with Lessor in enforcing all such warranties or guaranties. To the extent any warranties or guaranties are still in effect upon the termination of this Lease, Lessee shall promptly assign its rights under such warranties and guaranties to Lessor.

     7.4 At the expiration or other termination of this Lease, Lessee shall surrender the Premises (and the keys thereto) in as good condition as when received, loss by fire or other casualty not the result of any act or omission of Lessee, or loss resulting from condemnation in accordance with Section 14.2 hereof, or ordinary wear and tear, excepted.

     7.5 Nothing in this Section 7 shall be deemed to relieve Lessee from any liability which Lessee may have to Lessor, under the terms of this Lease or otherwise, on account of any damage as may be caused to the Premises or the Building by the negligence or misconduct of Lessee, or its agents, employees, invitees or licensees.

     8.  FORCE MAJEURE.  In the event that either party hereto shall be delayed
         -------------
or hindered in or prevented from the performance of any act required hereunder (excluding Lessor's obligation to substantially complete the Premises in accordance with Section 40 hereof) by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive government laws or regulations, riots, insurrection, war, or other reason of a like nature other than finance not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of the delay. The provisions of this Section 8 shall not cancel, postpone, or delay the due date of any payment to be made by Lessee hereunder, or operate to excuse Lessee from prompt payment of any Amount Due required by the terms of this Lease; provided however, nothing herein shall obligate the
                         -------- -------
Lessee to begin the payment of Rent (but not other Amounts Due) prior to the First Rental Payment Date.

     9.  PROPERTY AND LIABILITY INSURANCE.
         --------------------------------

     9.1 Lessee shall either (i) subject to Lessee's obligation to pay the premiums associated therewith as hereinafter provided, request that Lessor obtain prior to the Commencement Date and maintain and keep in full force and effect, with Lessor and Lessor's mortgagees named as insureds therein as their respective interests may appear, the following types and kinds of insurance, or
(ii) obtain prior to the Commencement Date and maintain and keep in full force and effect, with Lessor and

Lessor's mortgagees named as insureds or mortgagee payees, as appropriate, therein as their respective interests may appear, the following types and kinds of insurance:

     9.11 Insurance against damage by fire, lightning and explosion with extended coverage, upon the Premises and the Building, including all improvements, fixtures and property of every description and kind owned by Lessor or which could be owned by Lessor at the conclusion of the Lease Term and located in the Building, including, without limitation, fittings, installations; alterations, additions, partitions and fixtures owned by Lessor, in an amount not less than one hundred percent (100%) of the full replacement cost thereof. In the event of any damage of the type insured against under this subsection 9.1.1, all insurance proceeds for such damage shall be paid to Lessor and Lessor's mortgagees.

     9.12 Rent insurance against loss of income arising out of damage or destruction by fire, lightning, vandalism and malicious mischief and such other hazards as are required to be insured pursuant to subsection 9.1.1 hereof, in an amount not less than one hundred percent (100%) of twelve (12) months gross rental income from the Premises. Any proceeds from such rent insurance shall be paid to Lessor.

     9.2 Lessee shall comply with all insurance regulations so the lowest fire, extended coverage, and liability insurance rates available for the Building being operated for the Allowed Uses may be obtained by Lessor and will not use or keep any substance or material in or about the Premises which may vitiate or endanger the validity of insurance on the Building, increase the hazard or the risk beyond that for a normal facility operated for the Allowed Uses or result in an increase in premium on the insurance an the Building. If any insurance policy upon the Premises or the Building or any part thereof shall be canceled or shall be threatened by the insurer to be canceled, the coverage thereunder reduced or threatened to be reduced, or the premium therefor increased or threatened to be increased in any way by the insurer by reason of the use and occupation of the Premises by Lessee or by any assignee or subtenant of Lessee and if Lessee fails to remedy the condition giving rise to the cancellation, reduction, or premium increase or threat thereof within twenty-four (24) hours after notice thereof by Lessor, Lessor may, at its option, do any one of the following:

     9.21 Declare a default by Lessee, and thereupon the provisions of Section 12 shall apply; or

     9.22 Enter upon the Premises and remedy the condition giving rise to the cancellation, reduction, or premium increase or threat thereof. In such event, Lessee shall immediately pay the cost thereof to Lessor as additional rent, and if Lessee fails to pay such cost, Lessor may declare a default by Lessee and thereupon the provisions of Section 12 shall apply. Lessor shall not be liable for any damage or injury caused to any property of Lessee or of others located on the Premises as a result of the reentry; or

     9.23 If the sole action taken by the insurer is to raise the premium or other monetary cost of the insurance, demand payment from Lessee of the premium or other cost as additional rent hereunder, and if Lessee fails to pay the increase to Lessor within ten (10) days of demand by Lessor, Lessor may declare a default by Lessee and thereupon the provisions of Section 12 shall apply. Notwithstanding any payment by Lessee of insurance premiums, as provided herein, Lessee acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Lessor and that such insurance will be for the sole benefit of Lessor with no coverage for Lessee for any risk insured against.

     9.3 All insurance policies shall be taken out with companies acceptable to Lessor licensed and registered to operate in the State of Georgia and in form reasonably satisfactory to Lessor. The insurance may be by blanket insurance policy or policies. Such insurance policies may provide for deductible amounts from the coverages afforded thereby in amounts of no less than One Thousand Dollars ($1,000.00). Lessor shall deliver certificates evidencing the insurance policies and any endorsement, rider, or renewal thereof, to Lessee.
Certificates evidencing renewals shall be delivered to Lessee no later than fifteen (15) days after each renewal, as often as renewal occurs, and in no event less than fifteen (15) days prior to the date on which the policy would otherwise expire. All insurance policies shall require the insurer to notify Lessee and Lessor's mortgagees in writing thirty (30) days prior to any material change, cancellation, or termination thereof.

     9.4 Lessor and Lessee shall cooperate in connection with the collection of any insurance monies that may be due in the event of loss, and Lessee and Lessor shall execute and deliver such proofs of loss and other instruments which may be required for the purpose of obtaining the recovery of any such insurance monies. Lessee and Lessor shall each obtain, with respect to all insurance policies taken out by each which relate to the Premises or Lessee's property in the Premises, a waiver of Lessee's or Lessor's insurance carrier's subrogation rights against the other party hereto, in the insurance policy itself or on a standard form of waiver issued by Lessee's or Lessor's insurance carrier.

     9.5 Lessee shall be solely responsible for the payment of the premiums for all policies of insurance which are required to be maintained by either Lessor or Lessee under this Section 9. All such premiums shall be included within the definition of "Amount Due", and shall be paid by Lessee, either to Lessor or to the companies issuing such insurance policies, as appropriate, within fifteen
(15) days after Lessee's receipt of the invoice for the same.

     9.6 Lessee shall, during its occupancy of the Premises and during the entire Lease Term, at its sole cost and expense, obtain, maintain and keep in force and effect, with Lessee, Lessor and Lessor's mortgagees named as additional insureds therein as their respective interests may appear, commercial liability insurance with respect to the ownership, maintenance and operation of the Premises having a general aggregate limit of liability of not less than $1,000,000.00 and an umbrella liability policy having a limit of liability of not less than $2,000,000.00.

     9.7 Lessor and Lessee shall each upon receipt of written request from the other promptly provide the other with copies of all insurance policies that Lessor or Lessee, as the case may be, is required to maintain hereunder.


     10.  ALTERATIONS AND IMPROVEMENTS.
          ----------------------------

     10.1 With the prior written consent of Lessor, Lessee may make alterations, additions or improvements in and to the Premises, and may install and attach fixtures in and to the Premises. In the event Lessor gives Lessee written consent to such alterations, improvements or additions, Lessor shall at that time notify Lessee whether such alterations, improvements, or additions would have to be removed at the end of the Lease Term. If Lessee requests such written consent of Lessor and Lessor fails to respond to Lessee's request within ten (10) days after Lessor's receipt of such request, Lessor shall be deemed to have given its written consent to such request; provided, however, that in no event shall Lessor's request for additional information from Lessee be deemed to be a failure by Lessor to respond to such request. Lessee shall provide Lessor with all information relating to such alterations, additions or improvements as Lessor may reasonably request. If Lessor elects that any or all installations made or installed by or on behalf of Lessee be removed at the end of the Lease Term, and, if Lessor so elects, it shall be Lessee's obligation to restore the Premises to the condition they were prior to the alterations, additions, or improvements on the expiration or other termination of this Lease. Such removal and restoration shall be at the sole expense of Lessee. All alterations, additions, or improvements made, installed in, or attached to the Premises by Lessee, upon the consent specified above, shall be made at Lessee's expense in a good and workmanlike manner, strictly in accordance with plans and specifications approved by Lessor, all applicable laws, ordinances, regulations, and other requirements of any appropriate governmental authority, and any applicable covenants or other restrictions. Prior to the commencement of any such work, Lessee shall cause all contractors and subcontractors engaged by Lessee to perform such work to obtain and thereafter maintain from insurance companies licensed and registered to operate in the State of Georgia workers' compensation insurance all in amounts satisfactory under current applicable regulations of the State of Georgia and public liability insurance having a general aggregate limit of liability of $1,000,000.00 with a limit of $500,000.00 per occurrence.

     10.2 During the Lease Term, Lessee shall keep the Premises free from all liens, rights to liens, or claims of liens of contractors, subcontractors, mechanics, or materialmen for work done or materials furnished to the Premises at the request of Lessee. Whenever and so often as any such lien shall attach or claims therefor shall be filed against the Premises or any part thereof as a result of work done or materials furnished to the Property at the request of Lessee, Lessee shall, within twenty (20) business days after Lessee has received written notice from Lessor of the claim for lien, cause it to be discharged of record, which discharge may be accomplished by deposit or bonding proceedings. If Lessee shall fail to cause the lien to be discharged within the twenty (20) business day period, then, in addition to any other right or remedy, Lessor may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of the lien by deposit or bonding proceedings. Any amount so paid by Lessor and all costs and expenses, including, without limitation, attorneys' fees, incurred by Lessor in connection therewith shall constitute additional rent payable by Lessee under this Lease and shall be paid by Lessee in full on demand of Lessor together with interest thereon from the date it was paid by Lessor. Lessee shall not have the authority to subject the interest or estate of Lessor to any liens, rights to liens, or claims of liens for services, materials, supplies, or equipment furnished to Lessee, and all persons contracting with Lessee are hereby charged with notice that they must look to Lessee and to Lessee's interest only to secure payment.

     10.3 All alterations, additions, or improvements, including, but not limited to, fixtures, partitions, counters, and window and floor coverings, which may be made or installed by either of the parties hereto upon the Premises, irrespective of the manner of annexation, and irrespective of which party may have paid the cost thereof, excepting only movable office furniture and shop equipment put in at the expense of Lessee, shall be the property of Lessor, and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or other termination of this Lease, without disturbance, molestation, or injury. Further, notwithstanding anything contained herein to the contrary, Lessor shall be under no obligation to insure the alterations, additions, or improvements or anything in the nature of a leasehold improvement made or installed by or on behalf of Lessee, any of the Lessee Parties, or any other person, and such improvements shall be on the Premises at the risk of Lessee only.

     10.4 In the event Lessor makes any capital investment, major structural repairs or improvements in or to the Premises or Building which are required due to any act of omission or commission by Lessee or any of the Lessee Parties, any and all cost and expenses incurred by Lessor in making the capital investment, major structural repairs, or improvements shall constitute additional rent payable by Lessee under this Lease and shall be paid by Lessee in full on demand of Lessor, together with interest thereon from the date of the demand.

     11.  ASSIGNMENT OR SUBLETTING.
          ------------------------

     11.1 Except as provided in the next sentence, Lessee shall not assign this Lease, or any interest herein, or sublet or allow any other person, firm, or corporation to use or occupy the Premises, or any part thereof, without the prior written consent of Lessor, which consent will not be unreasonably withheld or delayed. However, in connection with Lessee's sale of substantially all of its assets or a merger, reorganization or consolidation with any other person or entity, Lessee may assign this Lease to any such successor so long as the net worth of such successor is equal to or greater than that of Lessee on the date of such assignment. Notwithstanding anything herein to the contrary, in no event shall Lessee assign this Lease or transfer a substantial portion of its assets or a controlling percentage of its capital stock for the purpose of avoiding any of the obligations hereunder due Lessor. Lessor shall have the right to make such investigations as it deems reasonable and necessary in determining the acceptability of the proposed assignee or subtenant. Such investigations may include inquiries into the financial background, business history, capability of the proposed assignee or subtenant in its line of business, and the quality of its operations. Under no circumstances shall Lessor be obligated to consent to the assignment of this Lease or the subletting of the Premises to any entity whose use of the Premises Lessor deems inconsistent with the Protective Covenants described in Section 25 hereof. Lessee shall provide to Lessor such information as Lessor may reasonably require to enable it to determine the acceptability of the proposed assignee or subtenant, including information concerning all of the foregoing matters, and Lessor shall have no obligation to consent to any assignment or subletting unless it has received from Lessee (at no cost or expense to Lessor) the most recent financial statements of the proposed assignee or subtenant and such other information as Lessor reasonably requires, all certified to be true and correct by the chief financial officer or general partner of such proposed assignee or subtenant. No assignment or subletting without Lessor's consent shall release Lessee from its obligations under this Lease nor shall Lessee permit this Lease or any interest herein or in the tenancy hereby created to become vested in or owned by any other person, firm, or corporation by operation of law or otherwise. The power of Lessor to give or withhold its consent to any assignment or subletting shall not be exhausted by the exercise thereof on one or more occasions, but shall be a continuing right and power with respect to any type of transfer, assignment or subletting.

     11.2 If Lessee shall assign this Lease or sublet the Premises in any way not authorized by the terms hereof, the acceptance by Lessor of any Amount Due from any person claiming as assignee, sublessee, or otherwise shall not be construed as a recognition of or consent to the assignment or subletting or as a waiver of the right of Lessor thereafter to collect any rent from Lessee, it being agreed that Lessor may at any time accept any Amount Due under this Lease from any person offering to pay it without thereby acknowledging the person so paying as lessee in place of Lessee herein named, and without releasing Lessee from the obligations of this Lease, and without recognizing the claims under which such person offers to pay any Amount Due, but it shall be taken to be a payment on account by Lessee.

     12.  DEFAULTS.
          --------

     12.1 In the event that (i) Lessee shall fail to pay Annual Base Rental, Base Rent or any other Amount Due herein reserved or any part thereof within five (5) days after its due date, which failure is not cured within ten (10) days after receipt of written notice of such failure from Lessor, or (ii) Lessee shall fail to comply with any of the terms, covenants, conditions, or agreements herein contained or any of the rules and regulations now or hereafter established and mutually agreed upon for the government of the Building, which failure is not cured within thirty (30) days after receipt of written notice of such failure from Lessor, or (iii) Lessee shall fail to comply with any term provision, condition, or covenant of any other agreement between Lessor and Lessee, which failure is not cured within thirty (30) days after receipt of written notice of such failure from Lessor, or (iv) Lessee commits any default or breach as defined in any other provision of this Lease, which default or breach is not cured within thirty (30) days after receipt of written notice of such default (provided that if a default under clauses (ii), (iii) or (iv) occurs and compliance cannot reasonably be achieved within such thirty (30) day period, there shall be no event of default so long as Lessee promptly attempts and diligently and continuously pursues actions intended to bring about compliance and does bring about compliance within one hundred twenty (120) days after such written notice of default), then Lessor shall have the option, but not the obligation, to do any one or more of the following in addition to, and not in limitation of, any other remedy permitted by law, in equity or by this
Lease:

     12.11 Terminate this Lease, in which event Lessee shall surrender the Premises to Lessor immediately, and recover all sums owing and unpaid as of the date of termination and the unpaid rent earned at the time of termination plus damages measured by the difference in the discounted present rental value of the Premises if this Lease had been fully performed for the balance of the Lease Term and the discounted present rental value of the Premises (discounted at the rate of 11% per annum) following the event of default (taking into account reasonable remodeling, lease commission, and other costs of reletting) plus late charges and interest thereon at the interest rate specified in Section 5 hereof. If Lessee refuses to surrender or deliver possession of the Premises to Lessor, Lessor may without notice enter into and upon the Premises, or any portion thereof, and take possession of and repossess the Premises and expel and remove the Lessee and its effects from the Premises, without being liable for prosecution and damages therefore, and without prejudice to any other remedy Lessor may have at law or equity;

     12.12 Without terminating this Lease, retake possession of the Premises and rent the Premises, or any part thereof, for such term or terms and for such rent and upon such conditions as Lessor may, in its sole discretion, think best, making such changes, improvements, alterations, and repairs to the Premises as may be required. All rent received by Lessor from any reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Lessee; second, to the payment of any costs and expenses of the reletting, including but not limited to brokerage fees, attorneys' fees and costs of such changes, improvements, alterations, and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent or damage as they may become due and payable hereunder. If the rent received from the reletting during the Lease Term is at any time insufficient to cover the costs, expenses, and payments enumerated above, Lessee shall pay any deficiency to Lessor, as often as it shall arise, on demand;

     12.13 Correct or cure the default and recover any amount expended in so doing, together with interest thereon until paid;

     12.14 Recover any and all costs incurred by Lessor resulting directly or proximately from the default, including but not limited to reasonable attorneys' fees.

     12.2 In the event of a default or threatened default under this Lease by Lessee, Lessor shall be entitled to all equitable remedies, including without limitation, injunction and specific performance.

     12.3 Pursuit of any of the remedies herein provided shall not preclude the pursuant of any other remedies herein provided or any other remedies provided at law or in equity. Failure by Lessor to enforce one or more of the remedies herein provided shall not be deemed or construed to constitute a waiver of any default, or any violation or breach of any of the terms, provisions, or covenants herein contained.

     13.  BANKRUPTCY.  The filing or preparation for filing by or against Lessee
          ----------
of any petition in bankruptcy, insolvency, or for reorganization under the Federal Bankruptcy Code, any other federal or state law now or hereafter relating to insolvency, bankruptcy, or debtor relief, or an adjudication that Lessee is insolvent, bankrupt, or an issuance of an order for relief with respect to Lessee under the Federal Bankruptcy Code, any other federal or state law now or hereafter relating to insolvency, bankruptcy, or debtor relief, or the execution by Lessee of a voluntary assignment for the benefit of, or a transfer in fraud of, its general creditors, or the failure of Lessee to pay its debts as they mature, or the levying on under execution of the interest of Lessee under this Lease, or the filing or preparation for filing by Lessee of any petition for a reorganization under the Federal Bankruptcy Code, or for the appointment of a receiver or trustee for a substantial part of Lessee's assets or to take charge of Lessee's business, or of any other petition or application seeking relief under any other federal or state laws now or hereafter relating to insolvency, bankruptcy, or debtor relief, or the appointment of a receiver or trustee for a substantial part of Lessee's assets or to take charge of Lessee's business, shall automatically constitute a default in this Lease by Lessee for which Lessor may, at any time or times thereafter, at its option, exercise any of the remedies and options provided to Lessor in Section 12 hereof; provided, however, that if such petition be filed by a third party against Lessee, and Lessee desires in good faith to defend against the petition and is not in any way in default of any obligation hereunder at the time of filing the petition, and Lessee within ninety (90) days thereafter procures a final adjudication that it is solvent and a judgment dismissing the petition, then this Lease shall be fully reinstated as though the petition had never been filed.

     14.  DAMAGE AND CONDEMNATION.
          -----------------------

     14.1 In the event during the Lease Term the Premises are damaged by fire or other casualty, but not to such an extent that repairs and rebuilding cannot reasonably be completed within two hundred ten (210) days of the date of the event causing the damage, Lessor may, at Lessor's option, and to the extent insurance proceeds therefore are available, diligently repair and rebuild the Premises. If Lessor elects to repair and rebuild the Premises, Lessor shall so notify Lessee within thirty (30) days after such fire or other casualty, and this Lease shall remain in full force and effect, subject to the provisions of this Section 14.1, and rent shall abate during this period to the extent that the Premises are untenantable; provided, however, that Lessor shall not be liable to Lessee for any damage or expense which temporarily vacating the Premises may cause Lessee. Lessor may require Lessee temporarily to vacate the Premises while they are being repaired and all rent shall abate during such time to the extent that Lessee actually vacates the Building. If a portion of the Premises that is necessary for Lessee to operate and use the Premises for the Allowed Uses is rendered untenantable by virtue of such fire or other casualty, Lessee may abate rent as to the entire Premises until such portion has been restored and repaired. If Lessor has not notified Lessee of its election to rebuild the Premises within thirty (30) days after such fire or casualty, Lessee shall have the right, by written notice to Lessor, to terminate this Lease, in which event rent shall be abated for the unexpired Lease Term, effective as of the date of the written notification, but the other terms and conditions of this Lease shall continue and remain in full force and effect until Lessee shall have vacated the Premises, removed all Lessee's personal property therefrom and delivered peaceable possession thereof to Lessor. If Lessor elects not to repair and rebuild the Premises or if the Building or any part thereof be so damaged that repairs and rebuilding cannot reasonably be completed within one hundred eighty (180) days of the date of the event causing the damage, Lessor may by written notice to Lessee terminate this Lease in which event rent shall be abated for the unexpired Lease Term, effective as of the date of the written notification, but the other terms and conditions of this Lease shall continue and remain in full force and effect until Lessee shall have vacated the Premises, removed all Lessee's personal property therefrom and delivered peaceable possession thereof to Lessor. Failure by Lessee to comply with any provision of this Section 14.1 shall subject Lessee to such costs, expenses, damages, and losses as Lessor may incur by reason of Lessee's breach hereof. Notwithstanding any provision of this Lease to the contrary, if the Premises, the Building, or any part thereof are damaged by fire or other casualty caused by or materially contributed to by the negligence or misconduct of Lessee or any of the Lessee Parties, Lessee shall be fully responsible, to the extent not covered by insurance, for repairing, restoring, or paying for the damage as Lessor shall direct and this Lease shall remain in full force and effect without reduction or abatement of rent. Notwithstanding the preceding provisions of this Section 14.1, if on the date that such fire or other casualty occurs there are at least three (3) years remaining in the Lease Term, excluding unexercised extension options, and if such repairs and rebuilding can reasonably be completed within such two hundred ten (210) day period, as determined by Lessor's architect, then Lessee may elect to cause Lessor to diligently rebuild the Premises as provided above.

     14.2 In the event the Premises shall be taken, in whole or in part, by condemnation or the exercise of the right of eminent domain, or if in lieu of any formal condemnation proceedings or actions, if any, Lessor shall sell and convey the

Premises, or any portion thereof, to the governmental or other public authority, agency, body, or public utility, seeking to take the Premises or any portion thereof which Lessor and Lessee mutually agree will materially and adversely affect Lessee's ability to operate the Premises for the Allowed Uses, then Lessor, at its option, may terminate this Lease upon delivery by Lessor of written notice to Lessee within fourteen (14) days after Lessor's receipt of written notice of such sale from the appropriate condemning or other governmental authority, which shall in no event be less than ten (10) days' prior written notice to Lessee, and prepaid rent shall be proportionately refunded from the date of possession by the condemning authority. All damages awarded for the taking, or paid as the purchase price for the sale and conveyance in lieu of formal condemnation proceedings, whether for the fee or the leasehold interest, shall belong to and be the property of Lessor; provided, however, Lessee shall have the sole right to reclaim and recover from the condemning authority, but not from Lessor, such compensation as may be separately awarded or recoverable by Lessee in Lessee's own right on account of any and all costs or loss (including loss of business) to which Lessee might be put in removing Lessee's merchandise, furniture, fixtures, leasehold improvements, and equipment to a new location. Lessee shall execute and deliver any instruments, at the expense of Lessor, that Lessor may deem necessary to expedite any condemnation proceedings, to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the lands and Premises, or any portion thereof. Lessee shall vacate the Premises, remove all Lessee's personal property therefrom and deliver up peaceable possession thereof to Lessor or to such other party designated by Lessor in the aforementioned notice. Failure by Lessee to comply with any provisions of this Section 14.2 shall subject Lessee to such costs, expenses, damages, and losses as Lessor may incur by reason of Lessee's breach hereof. If Lessor chooses not to terminate this Lease, then to the extent and availability of condemnation proceeds received by Lessor and subject to the rights of any mortgagee thereto, Lessor shall, at the sole cost and expense of Lessor and with due diligence and in a good and workmanlike manner, restore and reconstruct the Premises within a period of one hundred eighty (180) days after the date of the physical taking, and such restoration and reconstruction shall make the Premises reasonably tenantable and suitable for the general use being made by Lessee prior to the taking; provided, however, the Lessor receives an award of condemnation proceeds specifically designated as compensation for such improvements. Notwithstanding the foregoing, if Lessor has not completed the restoration and reconstruction on or before one hundred eighty (180) days after the date of physical taking so that the Premises are not reasonably tenantable and suitable for the general use being made by Lessee prior to the taking, Lessee, in addition to any other rights and remedies Lessee may have, shall have the right to cancel this Lease. If this Lease continues in effect after the physical taking, the rent payable hereunder shall be equitably adjusted both during the period of restoration and reconstruction and during the unexpired portion of the Lease Term.

     14.3 In the event Lessor, during the Lease Term, shall be required by any governmental authority or the order or decree of any court, to repair, alter, remove, reconstruct, or improve (herein collectively called "Repairs") any part of the Premises, then the Repairs may be made by and at the expense of Lessor and shall not in any way affect the obligations or covenants of Lessee herein contained, and Lessee hereby waives all claims for damages or abatement of rent because of the Repairs. If the Repairs shall render the Premises untenantable and if the Repairs are not completed within one hundred eighty (180) days after the date of the notice, requirement, order, or decree, either party hereto upon written notice to the other party given not later than one hundred ninety (190) days after the date of the notice, requirement, order, or decree, may terminate this Lease, in which case rent shall be apportioned and paid to the date the Premises were rendered untenantable; provided however that where the requirement by a governmental authority having jurisdiction to repair, alter, remove, reconstruct, or improve any part of the Premises arises out of any act of omission or commission by Lessee, then the Repairs shall be effected promptly at the sole cost and expense of Lessee and there shall not, in any event, be any right in Lessee to terminate this Lease whether or not the completion of the Repairs takes more than one hundred eighty (180) days. In the event such repairs render the Premises or any portion thereof untenantable, then rent shall abate as to the extent that the Premises are untenantable, provided that if the portion of the Premises that is rendered untenantable is necessary for Lessee to operate and use the Premises for the Allowed Uses, then Lessee may abate rent as to the entire Premises until such portion of the Premises is rendered tenantable.

     14.4 If Lessor is required to or elects to make any of the repairs or restorations to the Premises pursuant to this Section 14, Lessor shall perform such repairs or restorations substantially in accordance with the Plans, or substantially in accordance with other plans and specifications mutually approved by Lessor and Lessee.

     15.  TAXES.
          -----

     15.1 Lessee shall pay all taxes, assessments, and other governmental charges, general or special, ordinary or extraordinary, foreseen or unforeseen, including any installments thereof (herein called "Impositions"), levied, assessed, or otherwise imposed by any lawful authority or payable with respect to the Premises, excluding any income tax imposed upon Lessor except as provided in Section 15.2 hereof. Lessor will cooperate with Lessee in having the Land assessed by the appropriate governmental and taxing authorities as a separate parcel.

     15.2 If at any time during the Lease Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as a substitute for, the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed, or imposed on real estate and the improvements thereon, there shall be levied, assessed, or imposed a tax, assessment, levy, fee or other charge: (i) on or measured by the rents received therefrom; (ii) measured by or based in whole or in part upon the Premises and imposed on Lessor; or (iii) measured by the rent payable by Lessee under this Lease, then all such taxes, assessments, levies, impositions, charges, or fees or the part thereof so measured or based, shall be deemed to be included within the definition of "Impositions". The tax, levy or other imposition to which reference is made hereinabove shall include sales, excise, or similar taxes, but shall not include any net income, franchise, estate or inheritance taxes imposed on Lessor.

     15.3 If Lessee fails to pay any Imposition required to be paid by Lessee by the terms of this Lease and Lessor pays the same, Lessee shall pay to Lessor, as additional rent, any interest or penalty incurred by Lessor due to Lessee's failure to pay such Imposition in a timely manner. The foregoing is in addition to and not a limitation of any other remedies of Lessor provided in this Lease.

     15.4 In the event that a tax or assessment attributable to environmental protection legislation, as distinguished from a tax or assessment in the nature of a real estate property tax, is imposed upon Lessor by a governmental authority having jurisdiction over the Premises, which tax or assessment is attributable to a portion of the common area of the Premises being parking facilities available to the Lessee and the Lessee Parties, such tax or assessment shall be included within the definition of "Impositions". In no event shall such tax or assessment be construed to include a tax or charge imposed upon the Premises for the removal of any environmentally hazardous wastes or materials (as the same are now or hereafter may be defined or classified by any local, state, or federal environmental protection legislation or regulation issued pursuant thereto) placed on the Premises by a party other that Lessee.

     16.  LIABILITY OF LESSOR.  Notwithstanding that joint or concurrent
          -------------------
liability may be imposed upon Lessor by law, Lessee shall indemnify, defend, and hold harmless Lessor, at Lessee's expense, against (a) any default by Lessee or permitted subtenant hereunder; (b) any act or negligence of Lessee or any of the Lessee Parties; and (c) all claims for damages to persons or property by reason of the use or occupancy of the Premises not caused by Lessor. Moreover, Lessor shall not be liable for any damage, injury, destruction, or theft to or of the Premises, the personal property of Lessee or any of the Lessee Parties, Lessee, or any of the Lessee Parties arising from any use or condition of the Premises, or any sidewalks, entranceways, or parking areas serving the Premises, or the act or neglect of covenants or any other person, or the malfunction of any equipment or apparatus serving the Premises, or any loss thereof by mysterious disappearance or otherwise, unless willfully or negligently caused by Lessor.

     17.  RIGHT OF ENTRY.  Except in the case of a bona fide emergency, as
          --------------
reasonably determined by Lessor, in which case Lessor need only make a reasonable effort to inform Lessee before entering the Premises, Lessee shall permit Lessor or Lessor's agents at any reasonable hour of the day and provided that Lessor gives reasonable notice to Lessee and that Lessor or Lessor's agents are accompanied by Lessee or an agent of Lessee, to enter into or upon and go through and view the Premises and to exhibit the Premises to prospective purchasers, to prospective lenders or mortgagees and during the last twelve (12) months of the Lease Term to prospective tenants. Lessee shall cooperate in good faith to accompany Lessor or Lessor's agents as contemplated above. Lessor shall not exhibit the Premises to any direct competitor of Lessee, except during the last twelve (12) months of the Lease Term. Before Lessor exhibits the Premises to any competitor of Lessee, as provided above, Lessor shall provide Lessee with the name of such competitor, its type of business and the purpose of such exhibition.

     18.  PROPERTY LEFT ON THE PREMISES.  Upon the expiration of this Lease, or
          -----------------------------
if the Premises should be abandoned by Lessee at any time, or if this Lease should terminate for any cause, if Lessee or any of the Lessee Parties or any other person should leave any property of any kind or character in or upon the Premises, the fact of the leaving of property in or upon the Premises shall be conclusive evidence of the intent by Lessee or such person to abandon the property so left in or upon the Premises, and such leaving shall constitute abandonment of the property. Lessor, its agents, or attorneys, shall have the right and authority without notice to Lessee or anyone else except as required by law, to remove and destroy, store, sell, or otherwise dispose of, the property, or any part thereof, without being in any way liable to Lessee or anyone else therefor. Lessee shall be liable to Lessor for all expenses incurred in the removal and destruction, storage, sale or other disposition of the property. The property removed or the proceeds from the sale or other disposition thereof shall belong to the Lessor as compensation for the removal and disposition of the property.

     19.  OTHER INTERESTS.
          ---------------

     19.1 Lessor represents and warrants to Lessee that as of the date hereof Lessor owns fee simple title to the Premises. This Lease and Lessee's interest hereunder shall at all times be subject and subordinate to the lien and security title of any deeds to secure debt, deeds of trust, mortgages, ground leases or other interests heretofore or hereafter granted by Lessor or which otherwise encumber or affect the Premises and to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements, substitutions, and extensions thereof (all of which are hereinafter called the "Mortgage"); provided, however, that with respect to any Mortgage hereinafter granted, such subordination is conditioned upon delivery to Lessee of a non-disturbance agreement which provides that upon Lessee's attornment to any successor following a foreclosure or conveyance in lieu of foreclosure of such Mortgage, Lessee shall not be disturbed in its possession of the Premises hereunder following such foreclosure or conveyance in lieu of foreclosure of such Mortgage and that the holder of such Mortgage or the purchaser at a foreclosure sale shall perform all obligations of Lessor under this Lease (including adherence to the requirements relating to insurance availability for restoration of the Premises) arising after the date of such foreclosure or conveyance in lieu of foreclosure of such Mortgage. The holder of such Mortgage shall not be (i) liable for any act or omission of any prior lessor (including Lessor), (ii) subject to any offsets or defenses that Lessee might have against any prior lessor (including Lessor), (iii) bound by any rent or additional rent that Tenant might have paid for more than the then current month to any prior lessor (including Lessor), or (iv) bound by any material amendment, alteration, or modification of the Lease made without such holder's prior written consent unless the Lessee gives the holder of such Mortgage notice of any of the items in clauses (i) and (ii) and the required opportunity to cure the same. This clause shall be self-operative and no further instrument of subordination need be required by any holder of any Mortgage. In confirmation of such subordination, however, Lessee shall, at Lessor's request, promptly execute, acknowledge, and deliver any instrument which may be required to evidence subordination to any Mortgage and to the holder thereof. Lessor warrants and represents to Lessee that as of the date hereof, there exists no Mortgage encumbering the Premises except for that certain deed to secure debt held by Lloyds Bank Plc, and Lessor shall obtain the release of the Premises from the lien thereof.

     19.2 In the event of a sale or conveyance by Lessor of Lessor's interest in the Premises other than a transfer for security purposes only, Lessor shall be relieved, from and after the date of transfer, of all obligations and liabilities accruing thereafter on the part of Lessor, provided that the successor of Lessor shall assume all of Lessor's obligations under this Lease from and after such transfer and provided that any funds in the hands of Lessor at the time of transfer in which Lessee has an interest shall be delivered to the successor of Lessor. This Lease shall not be affected by any such sale and Lessee shall attorn to the purchaser or assignee.

     20.  [INTENTIONALLY DELETED]

     21.  POSSESSION.  Lessor shall deliver to Lessee actual possession of the
          ----------
Premises upon "substantial completion" of the Premises in accordance with
Section 40 hereof.

     22.  HOLDING OVER.  There shall be no renewal, extension, or reinstatement
          ------------
of this Lease by operation of law. In the event of holding over by Lessee after the expiration or sooner termination of this Lease, with Lessor's acquiescence and without any express agreement of the parties, Lessee shall be a tenant at sufferance and all of the terms, covenants, and conditions of this Lease shall be applicable during that period, except that Lessee shall pay Lessor as Base Rent for each month during the period of the hold over an amount equal to one hundred twenty-five percent (125%) of the Base Rent which would have been payable by Lessee under Section 2.1 hereof had the holdover period been part of the original Lease Term, together with all additional rent due hereunder and together with any other Amount Due under this Lease. The rent payable by Lessee during the holdover period shall be payable to Lessor on demand. If Lessee holds over as a tenant at sufferance, Lessee shall vacate and deliver the Premises to Lessor upon demand. In the event Lessee fails to surrender the Premises to Lessor upon expiration or other termination of this Lease or of such tenancy at sufferance, then Lessee shall indemnify Lessor against any and all loss, damage or liability resulting from any delay of Lessee in surrendering the Premises, including, but not limited to, any reasonable attorneys' fees related thereto.

     23.  NO WAIVER.  Lessee understands and acknowledges that no assent,
          ---------
express or implied, by Lessor to any breach of any one or more of the terms, covenants or conditions hereof shall be deemed or taken to be a waiver of any succeeding or other breach, whether of the same or any other term, covenant or condition hereof.

     24.  BINDING EFFECT.  All the terms and provisions of this Lease shall be
          --------------
binding upon and apply to the successors, permitted assigns, and legal representatives of Lessor and Lessee or any person claiming by, through, or under either of them or their agents or attorneys, subject always, as to Lessee, to the restrictions contained in Section 11 hereof.

     25.  COMPLIANCE WITH PROTECTIVE COVENANTS.
          ------------------------------------

     25.1 In addition to and without in any way limiting any of the other provisions of this Lease, Lessee and Lessor shall comply with any protective or restrictive covenants now or hereafter of record against the Building or the Land, including, without limitation, that certain "Amended and Restated Declaration of Protective Covenants for Johns Creek" made by Lessor (herein called the "Protective Covenants"), dated March 5, 1992 and recorded in Deed Book 15076, pages 232, et seq., Office of the Clerk of Superior Court of Fulton
                       -- ---
County, Georgia and in Deed Book 578, pages 504, et seq., Office of the Clerk of
                                                 -- ---
Superior Court of Forsyth County, Georgia, as the same may be amended or modified from time to time (a copy of which is attached hereto as Exhibit "B")
                                                                  -----------
and to the provisions of all rules, regulations, guidelines and procedures established, adopted or promulgated pursuant to the Johns Creek Protective Covenants by the Design Control Committee defined therein (herein called the "DCC").

     25.2  From and after the Commencement Date, Lessee shall pay within thirty
(30) days after its receipt of an invoice, any and all Assessments (as defined in the Protective Covenants) charged, levied or assessed against the Land or the Building under such Protective Covenants. Lessor shall, however, reimburse Lessee for any portion of the Assessments which may have been levied for capital improvements promptly upon receipt from Lessee of an itemized bill setting forth and reasonably evidencing such costs, unless such capital investment items are obtained or installed for the purpose of (i) reducing Common Area Costs and Project Area Costs (each as defined in the Protective Covenants), (ii) complying with Requirements of a Governmental Authority (as defined in the Protective Covenants) or (iii) repairing any damage caused by Lessee for which a special Assessment is made in accordance with Section 7.5.8 of the Protective Covenants. In the event that a dispute arises between the parties hereto as to whether a capital improvement cost was properly subject to reimbursement by Lessor, either party hereto may institute arbitration proceedings in accordance with Section
25.3 hereof.

     25.3 So long as Lessor is the "Grantor" under the terms of the Protective Covenants and so long as Lessor has not relinquished the powers and duties of the Owner's Association conferred upon Lessor under the terms of Section 7.1.6 of the Protective Covenants (herein called the "Grantor Control Period"), Lessee may, upon ten (10) days' prior written notice to Lessor, at Lessee's expense and at a reasonable time designated by Lessor, audit the books and supporting documentation of Lessor or the Owner's Association (as defined in the Protective Covenants) pertaining exclusively to the calculation of Assessments in accordance with Section 7.5 of the Protective Covenants. After the Grantor Control Period, Lessor shall assign to Lessee any rights which Lessor may have under the terms of the Protective Covenants to audit the Owners Association's calculation of the Assessments as such pertain to the Premises. If during the Grantor Control Period Lessee disputes the amount of Assessments charged Lessee under the Protective Covenants and if Lessor and Lessee are unable to resolve such dispute within a reasonable period of time, Lessee may institute arbitration proceedings and such dispute shall be settled by arbitration in the City of Atlanta, Georgia, by a panel of three members in accordance with the rules then in effect of the American Arbitration Association; provided, however, that Lessee shall immediately pay any disputed amount in accordance with the Protective Covenants, and if the arbitrators find that Lessee has paid more than required under the terms of the Protective Covenants, Lessor shall immediately pay such amounts to Lessee. If the arbitrators find that Assessments have been overstated by Grantor by more than ten percent (10%), Lessor shall pay all costs of Lessee in performing such audit. The decision of the arbitrators acting hereunder shall be binding and conclusive upon the parties. Lessor and Lessee shall each pay one-half of the cost of such arbitration; provided, however, that if the arbitrators determine that the arbitration proceedings were not instituted in good faith by Lessee, Lessee shall pay the full cost thereof.

     25.4 In accordance with subsection 1.1.29.2 of the Protective Covenants, Lessor, as the fee simple title holder of the Land hereby agrees that Lessee shall be deemed to be an "Owner" of the Land under the Protective Covenants, and Lessor as Grantor under the Protective Covenants hereby approves the same.

     26.  SIGNS.  Lessee shall not install, paint, display, inscribe, place, or
          -----
affix any sign, picture, advertisement, notice, lettering, or direction (hereinafter collectively called "Signs") on the exterior of the Premises, the common areas of the Building, the interior surface of glass and any other location which could be visible from outside of the Premises without first securing written consent from Lessor therefor. Any Sign permitted by Lessor shall at all times conform with all municipal ordinances or other laws, regulations, deed restrictions, and protective covenants applicable regulations, deed restrictions, and protective covenants applicable thereto. Lessee shall remove all Signs at the expiration or other termination of this Lease, at Lessee's sole risk and expense, and shall in a good and workmanlike manner properly repair any damage caused by the installation, existence, or removal of Lessee's Signs.

     27.  ESTOPPEL CERTIFICATE.  Lessee shall, at any time and
          --------------------

from time to time, upon not less than ten (10) days' prior written notice from Lessor, execute, acknowledge, and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of the modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rent and other charges are paid, and acknowledging that Lessee is paying rent on a current basis with no offsets of claims, and that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder (or specifying the offsets, claims, or defaults, if any are claimed), and such other information reasonably required by Lessor. It is expressly understood and acknowledged that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building or by any other person to whom it is delivered.

     28.  SEVERABILITY.  The terms, conditions, covenants and provisions of this
          ------------
Lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but the other clauses or provisions shall remain in full force and effect.

     29.  ENTIRE AGREEMENT.  Lessee acknowledges that there are no covenants,
          ----------------
representations, warranties, or conditions, express or implied, collateral or otherwise, forming part of or in any way affecting or relating to this Lease save as expressly set out in this Lease and that this Lease together with the Exhibits attached hereto constitutes the entire agreement between the parties hereto and may not be modified except as herein explicitly provided or except by subsequent agreement in writing of equal formality hereto executed by Lessor and Lessee.

     30.  CUMULATIVE REMEDIES.  In the event of any breach, or threatened breach
          -------------------
by Lessee of any of the covenants or provisions hereto, Lessor shall, in addition to all other remedies as provided by this Lease, have the right of injunction and/or to damages and the right to invoke any remedy allowed in law or in equity, and may have any one or more of the remedies contemporaneously. The various rights, remedies, powers, options, and elections of Lessor reserved, expressed, or contained in this Lease are cumulative and no one of them shall be deemed to be exclusive of the others, or of such other rights, remedies, powers, options, or elections as are now, or may hereafter, be conferred upon Lessor by law.

     31.  NOTICES.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed to have been given when delivered in person or after three days of depositing the same in the United States Mail, return receipt requested, addressed to the parties at the respective addresses set out below:

     If to Lessee:  Before the Commencement Date:
     Firearms Training Systems, Inc.
     110 Technology Parkway
     Norcross, Georgia 30092

     After the Commencement Date:



     If to Lessor:  Technology Park/Atlanta, Inc.
     Suite 300
     40 Technology Park/Atlanta
     Norcross, Georgia  30092

or to such other addresses as the parties may direct from time to time by thirty
(30) days' written notice. However, the time period in which a response to any notice, demand, or request must be given, if any, shall commence to run from the date of receipt of the notice, demand, or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand, or request sent. Lessee hereby appoints as its agent to receive service of all dispossessory or distraint proceedings and notices in connection therewith, the person in charge of or occupying the Premises at the time; and if no person is in charge of or occupying the Premises, then the service or notice may be made by attaching it on the main entrance to the Premises and on the same day enclosing, directing, stamping, and marking by first class mail a copy of the service or notice to Lessee at the last known address of Lessee.

     32.  RECORDING.  Neither this Lease nor any portion hereof, shall be
          ---------
recorded unless the parties hereto agree to such recording. However, Lessor and Lessee shall execute and record a short form of this Lease generally setting forth (i) the term of this Lease and (ii) any renewal provisions. Such short form shall be in all respects acceptable to Lessor. Upon the termination or expiration of this Lease, Lessee shall execute a document in recordable form which states this Lease has been terminated.

     33.  ATTORNEYS' FEES.  Lessee agrees to pay Lessor's reasonable attorneys'
          ---------------
fees and any costs and expenses which Lessor incurs in enforcing any of the obligations of Lessee under this Lease, if Lessor prevails in such proceedings. If Lessee prevails in such proceedings, Lessor agrees to pay Lessee's reasonable attorneys' fees and any costs and expenses which Lessee incurs with respect to such proceedings.

     34.  HOMESTEAD.  Lessee waives all homestead rights and exemptions which it
          ---------
may have under any law as against any
obligations owing under this Lease. Lessee hereby assigns to Lessor its homestead and exemption.

     35.  TIME OF ESSENCE.  Time is of the essence of this Lease.
          ---------------

     36.  NO ESTATE IN LAND; COVENANT OF QUIET ENJOYMENT.  This Lease shall
          ----------------------------------------------
create the relationship of landlord and tenant between Lessor and Lessee, and nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture, or of any relationship other than landlord and tenant, between the parties hereto. No estate shall pass out of Lessor and Lessee has only a usufruct not subject to levy and sale. Provided that Lessee pays all Annual Base Rental, Base Rent and other Amounts Due as provided herein and observes and performs all material covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet use, possession and enjoyment of the Premises for the Lease Term as provided herein.

     37.  ACCORD AND SATISFACTION.  No payment by Lessee or receipt by Lessor or
          -----------------------
a lesser amount than the Base Rent, additional rent, or any other account of the earliest of such amount then due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Lessor may accept the check or payment without prejudice to Lessor's right to recover the balance of the rent or pursue any other remedy provided in this Lease.

     38.  BROKERS' FEES.  Lessee and Lessor each warrants and represents to the
          -------------
other that it has had no dealings with any broker or agent in connection with this Lease and covenants to pay, hold harmless and indemnify the other from and against any and all costs, expense, or liability for any compensation, commissions, and charges claimed by any broker or agent through the indemnifying party with respect to this Lease or negotiations thereof.

     39.  MISCELLANEOUS.
          -------------

     39.1 Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural unless the context otherwise requires.

     39.2 The captions are inserted in this Lease for convenience only, and in no way define, limit, or describe the scope or intent of this Lease, or of any provision hereof, nor in any way affect the interpretation of this Lease.

     39.3  This Lease is made and delivered in the State of

Georgia and shall be governed by and construed in accordance with the laws of the State of Georgia.

     39.4 This Lease may be executed in counterparts which shall be construed together as one instrument.

     40.  CONSTRUCTION OF IMPROVEMENTS.
          ----------------------------

     40.1 Lessor shall cause the Building to be constructed on the Land, substantially in accordance with those certain final plans and specifications of the Building and the Land which plans and specifications have been approved by Lessor and Lessee and which are identified on Exhibit "C", attached hereto and
                                              -----------
by this reference incorporated herein and made a part hereof (herein collectively called the "Plans"). Lessor shall retain and contract with a contractor reasonably acceptable to Lessee (herein called the "Approved Contractor") to construct the Premises substantially in accordance with the Plans. Lessor shall cause its contract with the Approved Contractor relating to the construction of the Premises to contain a provision reciting that (a) the Premises are being constructed for lease to Lessee upon substantial completion,
(b) the Approved Contractor warrants the construction of the Premises against defects for a period of one (1) year after substantial completion thereof, (c) Lessor will assign any such warranty to Lessee upon the Commencement Date, (d) Lessee shall be a third-party beneficiary to such contract and (e) Lessee shall be entitled to enforce directly against the Approved Contractor any and all warranties, guaranties and assurances given by the Approved Contractor with respect to the Premises. Lessor shall use reasonable efforts to have Lessee deemed to be a co-beneficiary relating to any bonds that may be issued relating to the approved Contractor's payment and performance. Upon substantial completion of the Building, Lessor shall cause a Georgia registered surveyor or engineer, reasonably acceptable to Lessee, to prepare and deliver to Lessee a survey of the Premises which shall show all improvements on the Premises as of the date of such survey. Such survey shall contain a metes and bounds description of the Land and shall contain the certifications in favor of Lessor and Lessee and the minimum standard detail requirements for an ALTA/ACSM Land Title Survey meeting the requirements of a Class A Survey, as adopted by ACSM on September 16, 1988 and by ALTA on October 19, 1988.

     40.2 No revisions or amendments to the Plans will be implemented without the written approval of both Lessor and Lessee, which approval Lessor and Lessee each agree not unreasonably to withhold or delay. Any such revision or amendment to the Plans that is approved by Lessor and Lessee as provided herein is called a "Change Order." Lessor's determination that a proposed Change Order would reduce the value of the Premises and the disapproval of a proposed Change Order by the holder of any Mortgage shall each be deemed to be a reasonable basis for disapproval by Lessor. Any proposed Change

Order to the Plans shall be submitted by the proposing party to the other party in writing and shall be approved or rejected in writing within five (5) business days after receipt thereof by the non-proposing party.

     40.3 If because of any Change Order requested by Lessee there is a cost reduction or savings as to the amount charged to Lessor by the Approved Contractor, then Lessee's Annual Base Rental per rentable square foot of the Building shall be decreased for each Rental Lease Year of the initial Lease Term by an amount equal to the product of (i) the actual net decrease in the amount payable by Lessor to the Approved Contractor which is attributable to such Change Order, divided by the number of rentable square feet in the Building, multiplied by (ii) ten percent (10%). In the event that the cost of constructing the Premises is so reduced due to a Change Order requested by Lessee, Lessor shall upon request provide Lessee with reasonably sufficient evidence verifying the amount by which such Change Order reduced the cost of constructing the Premises.

     40.4 If Additional Construction Costs (as hereinafter defined) are incurred by Lessor due to Change Orders requested by Lessee that relate to the interior improvements in the Building, then:


     40.41 If because of any Change Order or Change Orders requested by Lessee, Lessor incurs Additional Construction Costs, then Lessee's Annual Base Rental per rentable square foot of the Building shall be increased by the amount equal to the product of (i) such Additional Construction Costs attributable to such Change Order or Change Orders, divided by the number of rentable square feet in the Building, multiplied by (ii) eleven percent (11%). This Section 40.4.1 shall only apply to Additional Construction Costs up to an aggregate maximum amount of Fifty Thousand and No/100 Dollars ($50,000.00).

     40.42 All Additional-Construction Costs attributable to one or more Change Orders and in excess of Fifty Thousand and No/100 Dollars ($50,000.00) shall be paid by Lessee to Lessor on or before the date that is five (5) days after substantial completion of the Premises substantially in accordance with the Plans in cash or other funds available for immediate credit in such bank account as Lessor designates.

     40.43 The term "Additional Construction Costs" shall mean, with respect to a Change Order, any and all additional costs and expenses which are attributable to such Change Order, including, without limitation, architectural and design fees and expenses and the amount charged to Lessor by the Approved Contractor for such Change Order, which may include reasonable, customary, and applicable administrative, overhead and profit allowances payable to the Approved Contractor, plus any reasonable, customary, and applicable administrative fee charged by Lessor with respect to such Change Order.

     40.5 Lessor shall select a landscaping professional in accordance with this Section 40.5 to install landscaping to the Premises. Lessor shall solicit bids from three (3) landscaping professionals chosen by Lessor and reasonably acceptable to Lessee. All other factors being equal, Lessor will choose the contractor that submits the lowest bid. In the event that the sum of (i) the fee charged by the landscaping professional so selected by Lessor to sell and install the landscaping of the Land plus (ii) all costs incurred by Lessor in having such landscaping designed, is less than One Hundred Thousand and No/ 100 Dollars ($100,000.00) (herein such difference is called the "Saved Landscape Cost"), then Lessee's Annual Base Rental per rentable square foot of the Building during the initial Lease Term shall be decreased by an amount equal to the product of (i) the Saved Landscape Cost, divided by the number of rentable square feet in the Building, multiplied by (ii) ten percent (10%).

     40.6 Subject to the second sentence of this Section 40.6, Lessor shall "substantially complete" the Premises in accordance with the Plans, as the same may be amended in accordance with Section 40.2 hereof, on or before the date that is one hundred ninety-eight (198) days after the date hereof (herein called the "Completion Date"). The Completion Date shall be extended to the extent construction is delayed (i) by reason of strike, act of God, weather or other conditions beyond Lessor's control, including, without limitation, fire or other casualty and each day of rain over thirty (30) days experienced during construction of the Premises, when rain is of an amount deemed by the prevailing standards of the construction industry to render Lessor or the Approved Contractor unable to undertake construction of the Premises, or (ii) for periods that are customary and reasonable in the construction industry due to amendments to the Plans requested by Lessee or (iii) by reason of any other act or omission of Lessee, its contractors, employees and agents. In the event construction of the Premises is not "substantially completed" on or before the Completion Date, as extended as aforesaid, then as Lessee's sole and exclusive remedy for such delay (A) Lessee's requirement to pay Base Rent shall abate for a number of days after the First Rental Payment Date equal to the number of days after the Completion Date, as extended as aforesaid, that Lessor has not substantially completed the Premises, and (B) Lessor shall, at Lessee's option, either pay Lessee the sum of Three Hundred Dollars ($300.00) for each day that the Premises is not substantially completed after Completion Date, as extended as aforesaid (hereinafter called the "Delay Payment"), or reduce Lessee's first installment of Base Rent by an amount equal to the Delay Payment, but in no event shall the Delay Payment exceed Fifty Thousand and No/100 Dollars ($50,000.00). Lessor and Lessee acknowledge that it is impossible to estimate more precisely the damages which may be suffered by Lessee upon Lessor's failure to substantially complete the construction of the Premises by the Completion Date, as extended as aforesaid. Lessee's receipt of such payment is intended not as a penalty, but as full liquidated damages pursuant to 0.C.G.A. (S)13-6-7, as amended.

     40.7 The term "substantially completed," "substantially complete," or "substantial completion" as used in this Lease shall mean (i) completed substantially in accordance with the Plans, as amended in accordance with
Section 40.2 hereof, together with all utilities including telephone conduit, other than telephone operations, being made available in accordance with Section
6.1 hereof, to the extent that the Premises may be occupied by Lessee, (ii) that Lessor has provided Lessee with a temporary certificate of occupancy for the Premises (and Lessor shall diligently pursue issuance of a final certificate of occupancy) and (iii) that Lessor has provided Lessee with a certificate from the architect certifying the Premises have been substantially completed in accordance with the Plans, it being understood by both Lessor and Lessee that minor punchlist items shall not be considered an obstruction to the initial occupancy and use of the Premises by Lessee.

     40.8 Lessor shall provide Lessee with weekly written reports generally summarizing the status of the construction of the Building, the adherence to any applicable construction schedules and the anticipated date that the Building will be substantially completed and shall invite Lessee to weekly meetings between Lessor and the Contractor to discuss the progress of the construction of the Premises.

     40.9  [INTENTIONALLY DELETED]

     40.10 Notwithstanding anything to the contrary contained herein, the Commencement Date shall be deemed to be that date on which "substantial completion" would have otherwise occurred but for (i) amendments to the Plans requested by Lessee, or (ii) delays caused by Lessee, its contractors, employees, or agents.

     40.11 Without prejudice to either party's rights and remedies for the other party's default hereunder, if the Commencement Date has not occurred on or before the date that is three hundred sixty-five (365) days after the date hereof, this Lease shall automatically terminate, lapse and be of no further force and effect.

     41.  CONTROL OF PREMISES BY LESSEE.
          -----------------------------

     41.1 Lessee acknowledges and agrees that the Premises, including, without limitation, lawns, gardens, parking areas, sidewalks and driveways, shall at all times be subject to the exclusive control and management of Lessee, subject, however, to Section 10 hereof. Lessee shall, at all times and at its sole cost and expense, operate and maintain the areas referred to above free from all litter, dirt, debris and obstructions, and in a clean and sanitary condition.

     41.2 Lessee, for itself and the Lessee Parties, acknowledges and agrees that its indemnification of Lessor set forth in Section 16 hereof shall extend to and include any occurrence upon or within the lawns, gardens, sidewalks, driveways and parking lots of the Premises, and the insurance required to be obtained and maintained in force by Lessee shall extend to and include the occurrences involving Lessee and any of the Lessee Parties upon or within the lawns, gardens, sidewalks, driveways and parking lots of the Premises, to the full extent of Lessee's insurable interest therein.

     41.3 Lessee shall cooperate fully with Lessor in the enforcement of any program of rules and regulations designed for the orderly control and operation of parking areas.

     42.  RIGHT OF FIRST OFFER.  During the Lease Term and provided Lessee is
          --------------------
not in default hereunder, Lessor has granted and does hereby grant to Lessee, a right of first offer to purchase the Premises as hereinafter set forth (herein called the "Right of First Offer").

     42.1 Except with respect to an entity having the power of eminent domain in connection with condemnation proceedings or an entity to whom a security interest in the Premises is granted, neither the Premises, nor any portion thereof, nor any interest therein shall be sold or transferred unless and until Lessor shall have first offered to sell the Premises to Lessee and Lessee shall have waived, in writing or as otherwise provided herein, its right to purchase the Premises or has agreed to purchase the Premises on the terms set forth in this Section 42. If Lessor at any time desires to sell the Premises, or any interest therein, to a third party, Lessor shall first deliver to Lessee notice of such intention, together with the terms on which Lessor would sell the Premises (herein called the "Notice Letter"). Within ten (10) business days after receipt of such Notice Letter, Lessee, if it chooses to exercise its Right of First Offer, must deliver to Lessor an agreement to purchase the Premises at the price and under the same terms and conditions as provided in the Notice Letter, except that the sale shall be closed on the later of the date for closing specified in the Notice Letter or ninety (90) days after Lessee delivers to Lessor the executed agreement to purchase. In the event that Lessee fails to close the purchase of the Premises within the later of the date for closing specified in the Notice Letter or ninety (90) days specified in the preceding sentence, through no fault of Lessor, then Lessee's right to purchase the Premises pursuant to Section 42 hereof shall automatically terminate and lapse.

     42.2 If Lessee shall elect to waive its Right of First Offer or shall fail to exercise said right within ten (10) business days of receipt by Lessee of the Notice Letter in accordance with Section 42.1 hereof, then Lessee's Right of First Offer shall lapse and terminate and Lessor shall be entitled to consummate the sale of the Premises or any portion thereof to any third party free of any right of Lessee.

     42.3 If Lessor fails to consummate the sale of the Premises to a third party at the same price as set forth in the Notice Letter on or before the date that is one hundred eighty (180) days after the Right of First Offer lapses in accordance with Section 42.2 hereof, then Lessee's Right of First Offer shall be reinstated and Lessee may thereafter elect to exercise its rights under this
Section 42.

     42.4 Lessee's Right of First Offer shall completely terminate, lapse and be of no further force and effect upon Lessee's waiver or deemed waiver of the Right of First Offer in accordance with Section 42.2 hereof or upon Lessor's consummation of the sale of the Premises to a third party.

     43.  OPTION TO EXTEND.  Provided that Lessee is not in default hereunder,
          ----------------
Lessee shall have the option to extend (herein called the "Option to Extend") the Lease Term for up to five (5) years (herein called the "Extended Term"). Such Option to Extend shall be exercised by written notice from Lessee to Lessor given on or before the date that is six (6) months prior to the expiration of the initial Lease Term which written notice shall specify the period of the Extended Term in whole years. In the event Lessee exercises the Option to Extend, all terms and conditions of this Lease shall continue in full force and effect throughout the extended term, except as provided in Section 43.3 hereof and except that the Annual Base Rental rate under this Lease shall then be determined as follows:

     43.1 Upon Lessee's written request prior to the required exercise date of the Option to Extend, Lessor shall promptly deliver written notice to Lessee of Lessor's estimation of the fair market rental rate and shall negotiate in good faith with Lessee in an attempt to agree upon such fair market rental rate. The Annual Base Rental under this Lease shall be an amount equal to the then "fair market rental rate," as hereinafter defined, as agreed upon by Lessor and Lessee not later than the date that is thirty (30) days after Lessee's written request of Lessor's estimation of the fair market rental rate. In the event Lessor and Lessee are unable to agree upon the fair market rental rate prior to such date, then the Annual Base Rental for the Extended Term shall be an amount equal to the then "fair market rental rate," as hereinafter defined and established. The phrase "fair market rental rate" shall mean the annual rental rate (projected to the date of the commencement of the Extended Term) which Lessee would expect to pay and Lessor would expect receive under leases for space of comparable size and quality to the Premises for comparable buildings in the north suburban Atlanta, Georgia area and as provided for in, and upon terms and conditions comparable to, this Lease covering premises similar to the Premises and taking into account concessions offered by landlords for comparable space to the Premises. If Lessor and Lessee have not reached agreement on a fair market rental rate and executed an amendment to this Lease setting forth such agreement on or before the date that is thirty (30) days after Lessee's written request of Lessor's estimation of the fair market rental rate, and Lessee desires to extend the term of this Lease, then, within ten (10) days after that date, Lessor shall submit to Lessee a list of five (5) independent real estate appraisers (who shall be a member of the American Institute of Real Estate Appraisers (MAI) with at least ten (10) years of full-time commercial real estate appraisal experience, with substantial experience relative to comparable office buildings in the north suburban Atlanta, Georgia area), and Lessee shall choose two (2) appraisers from such list to appraise and establish the "fair market rental rate." The two (2) appraisers, thus appointed, shall each appraise the fair market rental rate of the Premises independent of one another and the average of the fair market rental rates of the two (2) appraisers shall be deemed to be the fair market rental rate of the Premises. The determination of the appraisers as provided in the previous sentence shall be final, conclusive and binding upon both Lessor and Lessee.

     43.2 The fair market rental rate determined pursuant to Section 43.1 hereof shall be the Annual Base Rental rate for the first year of the Extended Term and shall be subject to annual increases pursuant to this Section 43.2. The Annual Base Rental for each successive year after the first year of the Extended Term shall be an amount equal to the product of the Annual Base Rental for the previous year multiplied by one hundred three percent (103%).

     43.3  Notwithstanding anything herein to the contrary, during the Extended
Term:

     43.31 There shall be no further extensions or renewals of the Lease Term, except as expressly agreed to by the parties hereto in writing.

     43.32 Lessor shall have no obligations whatsoever to make any alterations or improvements to the Premises.

     43.33 Lessor shall have no obligations to pay any building allowances or similar items to Lessee.

     43.4 If Lessee has exercised the Option to Extend for the purpose of exercising its rights under that certain Option to Lease, dated of even date herewith and entered by and between

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

Lessor and Lessee and if Lessee is not then in default under this Lease, then Lessee shall have an additional option to extend the Extended Term (herein called the "Second Option to Extend") for up to five (5) years (herein called the "Second Extended Term"). Such Second Option to Extend shall be exercised by written notice from Lessee to Lessor given on or before the date that is six (6) months prior to the expiration of the Extended Term which written notice shall specify the period of the Second Extended Term in whole years. In the event Lessee exercises the Second Option to Extend, all terms and conditions of this Lease shall continue in full force and effect throughout the Second Extended Term, except as provided in Section 43.3 hereof and except that the Annual Base Rental rate shall be determined in accordance with Sections 43.1 and 43.2 hereof and all references to the "Extended Term" shall be deemed to refer to "Second Extended Term".

     44.  INDEMNITIES.  In the event an event or claim is covered by an
          -----------
indemnity hereunder, the indemnified party shall promptly notify the indemnifying party that it is relying upon the indemnity contained herein and provide the indemnifying party with complete details of the nature of such claim. The indemnifying party shall then control such indemnity by providing legal counsel of its choice but acceptable to the indemnified party to represent the indemnified party in any such claim. The indemnifying party shall have the right to undertake any settlements that it deems appropriate with respect to such indemnified claim so long as the indemnified party is completely released from liability from such claim and the indemnified party shall reasonably cooperate in all respects with the indemnified party with respect to any such claim.


     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

     LESSOR:

     TECHNOLOGY PARK/ATLANTA, INC., a
     Georgia corporation


     By:   /s/ Richard R. O'Brien
          ----------------------------
     Richard R. O'Brien
     Executive Vice President


     Attest:   /s/ Mason W. Stephenson
              ------------------------
     Mason W. Stephenson
     Assistant Secretary


     (CORPORATE SEAL]

                                                LESSEE:

                                                FIREARMS TRAINING SYSTEMS, INC.,
                                                Delaware corporation


                                                By:     /s/ Jody Scheckter
                                                    ----------------------------
                                                Its:          President
                                                    ----------------------------


                                                Attest: /s/  Clare Fawkes
                                                        ------------------------
                                                Its:     Corporate Secretary
                                                    ----------------------------


                                                           (CORPORATE SEAL)

                                                                        TRACT #1
                                   EXHIBIT A
                                   ---------

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lots 420 and 421, lst District, lst Section, Forsyth County, Georgia, and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at a point which marks the southern end of a mitered corner of the intersection of the southeastern right-of-way line of Lakefield Drive and the northeastern right-of-way line of McGinnis Ferry Road (80 foot right-of-way); run thence in a southeasterly direction along the northeastern right-of-way line of McGinnis Ferry Road south 58 degrees 05 minutes 00 seconds east 904.47 feet to a point; thence leaving said right-of-way line run north 24 degrees 30 minutes 00 seconds east 109.21 feet to a point; run thence along an arc of a curve to the right (Chord: north 32 degrees 31 minutes 51 seconds east 148.09 feet; Radius: 530.00 feet) an arc distance of 148.58 feet to a point; run thence along an arc of a curve to the right (Chord: north 59 degrees 08 minutes 47 seconds east 82.86 feet; Radius:
130.00 feet) an arc distance of 84.33 feet to a point being the TRUE POINT OF BEGINNING; from the TRUE POINT OF BEGINNING as thus established run thence north 39 degrees 20 minutes 00 seconds west 30.00 feet to a point; run thence north 27 degrees 37 minutes 16 seconds east 320.01 feet to a point; run thence south 88 degrees 30 minutes 00 seconds east 692.94 feet to a point located on the western right-of-way line of proposed Martin-Marietta Access Road (proposed 100 foot right-of-way); run thence in a southwesterly direction along said right-of-way line the following courses and distances: south 00 degrees 29 minutes 11 seconds west 71.32 feet to a point, along an arc of a curve to the right (Chord: south 07 degrees 59 minutes 11 seconds west 173.91 feet; Radius: 666.20 feet) an arc distance of 174.41 feet to a point, and south 15 degrees 29 minutes 11 seconds west 157.00 feet to a point; thence leaving said right-of-way line run thence north 86 degrees 20 minutes 00 seconds west 103.00 feet to a point; run thence south 74 degrees 10 minutes 00 seconds west 80.00 feet to a point; run thence south 63 degrees 15 minutes 00 seconds west 100.00 feet to a point; run thence south 80 degrees 20 minutes 00 seconds west 160.00 feet to a point; run thence north 78 degrees 15 minutes 00 seconds west 50.00 feet to a point; run thence north 61 degrees 00 minutes 00 seconds west 100.00 feet to a point; run thence north 73 degrees 45 minutes 00 seconds west 111.92 feet to a point; run thence north 39 degrees 20 minutes 00 seconds west 133.66 feet to a point and the TRUE POINT OF BEGINNING.

The above-described property contains 7.5686 acres, and is shown on, and described according to, that certain survey for Technology Park/Atlanta, Inc. by Hannon, Meeks & Bagwell, Surveyors and Engineers, Inc. (Miles H. Hannon, Georgia Registered Land Surveyor No. 1528), dated April 27, 1993, last revised April 29, 1993, which survey is incorporated herein and by this reference made a part of this description.

                                      -38-